UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 29, 2015, NexPoint Capital, Inc. (the “Company”) decreased its public offering price from $10.00 per share to $9.80 per share. The decrease in the public offering price was effective as of the Company’s May 29, 2015 weekly closing and first applied to subscriptions received from May 16, 2015 through May 31, 2015.

In accordance with the Company’s previously disclosed share pricing policy, the Company’s board of directors determined that a reduction in the public offering price per share was warranted following a decline in the Company’s net asset value per share to an amount more than 2.5% below the Company’s then-current net offering price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date:	June 1, 2015	By:	/s/ Brian Mitts
			Name:	Brian Mitts
			Title:	Vice President and Chief Financial Officer